EX. 99.1

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Vectren Corporation
P.O. Box 209
Evansville, IN 47702-0209

Investor Contact  Steven M. Schein, (812) 491-4209, sschein@vectren.com
Media Contact  Jeffrey W. Whiteside, (812) 491-4205, jwhiteside@vectren.com

FOR IMMEDIATE RELEASE

February 8, 2006

Vectren Corporation Reports Fiscal 2005 Results

Evansville, Indiana - Vectren Corporation (NYSE: VVC) today reported consolidated results of $136.8 million or $1.81 per share for its 2005 fiscal year and $50.8 million or $0.67 per share for its fourth quarter ended December 31, 2005. The improved results were in line with guidance provided by the company in December 2004 and affirmed throughout 2005.

Summary Results
•	Fiscal year 2005 results reflect earnings of $1.81 per share, an increase of $0.38 per share over last year.
•	Earnings from Vectren’s nonutility energy marketing and services and coal mining businesses increased $0.22 per share over last year.
•
Earnings from the utility businesses increased $0.16 per share, primarily due to the implementation of base rate increases that allow for the recovery of ongoing costs of operating, maintaining and expanding their utility plant to provide safe and reliable service and the recovery of environmental expenditures.

•	Sale of a nonutility investment by Haddington Energy Partnerships resulted in a $6.5 million pretax gain, net of related management fees.
•	Vectren contributed the proceeds of the Haddington gain of $6.5 million to the Vectren Foundation.
•	Dividends paid were increased for the 46th consecutive year.
•	Vectren expects fiscal 2006 earnings to be in the range of $1.75 to $1.95 per share.

“I am pleased that we met our earnings guidance for 2005 despite rising gas costs and interest rates,” said Niel C. Ellerbrook, Chairman, President and CEO. “Our nonutility operations performed very well in 2005. Our utility operations reflect the base rate increases associated with over $500 million in additional investments made to serve our three gas service territories. These filings were initiated in 2003 and 2004 and provide the basis for us to recover the increased costs in providing safe and reliable gas service to our one million customers while still providing reasonable returns, which is critical in our ability to attract capital. While I am very happy with our overall performance, I remain troubled by the unprecedented high natural gas commodity prices and the resulting financial strain these higher prices place on the household and business budgets of all of our customers.”

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Natural Gas Prices
Though prices have improved recently, the current March 2006 market price of natural gas of $7.74 per dekatherm (as quoted by NYMEX) has nearly tripled since the 2000 price of about $2.25. State regulation in Indiana and Ohio mandates that gas utilities make no profit on the purchase and resale of natural gas and the actual cost of gas be passed directly on to the customer. Vectren’s utility operations have helped mitigate the impact of volatile prices to its customers through gas storage and price hedging programs. The Company is working with both Indiana and Ohio regulators to develop conservation programs that could ultimately help our customers reduce their bills, while retaining the ability for Vectren to attract capital in order to grow and maintain utility systems.

To further assist its customers in this period of unprecedented high natural gas prices, Vectren contributed more than $5.3 million in 2005 to a variety of low-income and energy assistance programs. In addition, Vectren recommends that customers enroll in Budget Billing, weatherize their homes and annually have their furnaces cleaned and inspected by a professional. For additional information on these and other programs, visit Vectren’s website www.vectren.com.

Utility Group Discussion

The Utility Group’s fourth quarter earnings were $30.3 million in 2005 and $31.2 million in 2004. The slightly lower performance is primarily due to higher operating expenses and interest costs from higher short term debt rates and increased working capital requirements. These increased costs were partially offset by gas base rate increases, recovery of pollution control investments, and favorable weather.

The Utility Group’s 2005 earnings were $95.1 million and $83.1 million in 2004. The improved performance is primarily due to the gas base rate increases implemented in 2004 and early 2005 and the recovery of pollution control investments, net of related operating and depreciation expenses. In addition, margins from generation asset optimization activities increased due to the timing of the availability of the generating units for wholesale sales. The improved utility margins were partially offset by higher operating and depreciation expenses. The 2005 results also reflect a charge recorded pursuant to the disallowance of gas costs incurred in the Ohio utility operation.

Gas Utility Margin (Gas Utility Revenues less Cost of Gas Sold)
Gas utility margins were $115.7 million for the quarter ended December 31, 2005, an increase of $9.8 million compared to 2004. The increase is primarily due to the favorable impact of the recently implemented gas base rate increases, which added margin of approximately $8.6 million. 2005 results were also impacted by additional pass through expenses and revenue taxes recovered in margins of $2.8 million compared to last year. Results for the quarter ended December 31, 2005, reflect an additional $1.2 million charge for the impact of the disallowance by the Public Utilities Commission of Ohio (PUCO) pursuant to a December 2005 order of gas costs incurred in the Ohio utility operations.

For the quarter ended December 31, 2005, weather was 3% colder than normal and 13% colder than the prior year. Management estimates that weather, net of the effects of the normal temperature adjustment mechanism implemented in its Indiana gas territories in October 2005, increased gas margin an estimated $3.2 million compared to the fourth quarter of 2004. Though estimated to be modest to date and net of customer growth, management has seen evidence of gas customer usage declines in 2005, assumed to be driven primarily by price sensitivity. With the current outlook for continued high gas commodity prices, management expects that trend to continue and/or accelerate in 2006.

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Gas utility margins were $386.4 million for the year ended December 31, 2005, an increase of $38.7 million compared to 2004. The increase is primarily due to the favorable impact of gas base rate increases and additional pass through expenses including revenue taxes recovered in margins. During 2003 and 2004, the Company initiated base rate increases associated with over $500 million in additional investments made to serve its three gas service territories and to recover the ongoing costs of operating, maintaining and expanding its utility plant. Orders in its two Indiana service territories were received in the second half of 2004, and the order in the Ohio territory was received early in the second quarter of 2005. During 2005, these base rate increases provided additional revenues of $33.8 million. The Company also has cost tracking mechanisms that recover, on a dollar-for-dollar basis, pipeline integrity management costs in its Indiana territories and uncollectible accounts expense and other costs in its Ohio service territory. In addition, the recovery of additional pass through expenses including revenue taxes recovered through margin added $5.8 million compared to last year. Results for the year reflect a $4.2 million charge for the impact of the disallowance by the PUCO of gas costs incurred in the Ohio utility operation.

For the year ended December 31, 2005, weather was 5% warmer than normal, but 4% colder than the prior year. Management estimates that weather, net of the effects of the normal temperature adjustment mechanism, increased gas margin an estimated $2.5 million compared to 2004.

Electric Utility Margin (Electric Utility Revenues less Fuel for Electric Generation and Purchased Electric Energy)

Retail & Firm Wholesale Margin
Electric retail and firm wholesale utility margin was $62.6 million for the quarter, an increase of $4.6 million over the prior year. The Company has in place recovery mechanisms (trackers) that provide a return on utility plant constructed for environmental compliance and that allow for recovery of related operating expenses. The recovery of pollution control related investments and associated operating expenses and depreciation increased margins $2.8 million compared to 2004. Favorable heating weather increased margins an estimated $0.8 million. The remaining increase is primarily attributable to customer growth and increased consumption.

Electric retail and firm wholesale utility margin was $257.5 million for the year, an increase over the prior year of $17.9 million. The recovery of pollution control related investments and associated operating expenses and depreciation expense increased margins $14.3 million compared to 2004. Cooling weather was 9% warmer than normal and 21% warmer than last year. The estimated increase in electric margin related to weather was $4.0 million compared to the prior year ($3.8 million related to cooling weather and $0.2 million related to heating weather).

Margin from Asset Optimization Activities
For the quarter ended December 31, 2005, net asset optimization margins were $4.7 million, a decrease of $0.6 million compared to 2004. The decrease in margin for the quarter results primarily from mark to market volatility.

For the year, net asset optimization margins were $19.8 million, an increase of $4.9 million compared to 2004. The increase in margin results primarily from the timing of available capacity.

Utility Group Operating Expenses

Other Operating
Other operating expenses were $61.6 million, an increase of $8.9 million for the quarter ended December 31, 2005 compared to 2004. Bad debt expense in the Company’s Indiana service territories was $2.8 million in 2005, an increase of $2.2 million over 2004. Amortization of rate case expenses, expenses

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associated with the Ohio choice program and integrity management programs and expenses recovered directly in margin, such as bad debt expense in Ohio and NOx related operating expenses in Indiana, increased $1.2 million. Compensation and benefit costs, including performance and share-based compensation, were $1.3 million higher than the prior year. Higher maintenance, chemical costs and all other costs account for $4.2 million of the increase.

Other operating expenses were $241.3 million, an increase of $20.9 million for the year ended December 31, 2005 compared to 2004. Amortization of rate case expenses, expenses associated with the Ohio choice program and integrity management programs and expenses recovered directly in margin increased $6.5 million. Bad debt expense in the Company’s Indiana service territories was $9.3 million in 2005, an increase of $1.8 million compared to 2004. Compensation and benefit costs, including performance and share-based compensation, were $6.8 million higher than the prior year, reflective of the return to higher earnings in 2005 as compared to 2004. Higher maintenance, chemical costs, and all other costs account for $5.8 million of the increase.

Depreciation & Amortization
Depreciation expense was $37.1 million for the quarter, an increase of $3.8 million and $141.3 million for the year, an increase of $13.5 million compared to 2004. In addition to depreciation on additions to plant in service, the increases were primarily due to incremental depreciation expense associated with environmental compliance equipment additions of $1.4 million and $5.9 million for the quarter and twelve months. Results for 2004 include $1.8 million of lower depreciation due to an adjustment of Ohio depreciation rates and amortization of Indiana regulatory assets.

Taxes Other Than Income Taxes
Taxes other than income taxes were $21.6 million for the quarter, an increase of $5.8 million and $65.2 million for the year, an increase of $7.0 million compared to 2004. The increases are primarily attributable to increased collections of utility receipts and excise taxes due to higher revenues.

Utility Group Interest Expense
Interest expense was $19.1 million for the quarter, an increase of $1.9 million and $69.9 million for the year, an increase of $2.5 million compared to 2004. The increase was driven by rising interest rates and higher levels of short term borrowings due in part to higher working capital requirements resulting from the increased gas commodity prices.

Utility Group Income Taxes
Federal and state income taxes were $14.8 million for the quarter, a decrease of $5.6 million and $57.5 million for the year, an increase of $4.4 million compared to 2004. The changes were primarily due to pre-tax income differences as compared to the prior periods and adjustments to accruals resulting primarily from the conclusion of state tax audits.

Nonutility Group Discussion (all amounts following in this section are after tax)

The Nonutility Group’s earnings for the quarter were $25.1 million in 2005 and $9.2 million in 2004. Earnings from Energy Marketing and Services, Coal Mining and Utility Infrastructure were $22.5 million in 2005, an increase of $13.1 million from 2004. This growth was primarily due to increased earnings from ProLiance Energy, LLC, and improved coal mining operations. Nonutility results for 2005 also reflect $4.3 million of increased earnings in the quarter from the Company’s investment in the Haddington Energy Partnerships (Haddington).

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The Nonutility Group’s 2005 earnings were $48.2 million compared to $26.4 million in 2004. Earnings from Energy Marketing and Services, Coal Mining and Utility Infrastructure were $47.0 million in 2005, an increase of $16.1 million over 2004. The growth for the year, like the quarter, was primarily due to increased earnings from ProLiance Energy, LLC, and improved coal mining operations.

Energy Marketing & Services
Energy Marketing and Services is comprised of the company’s gas marketing operations, performance contracting operations and retail gas supply operations. Energy Marketing and Services contributed net income for the quarter of $19.3 million, an increase of $11.8 million over 2004, and contributed $29.3 million for the year, an increase of $12.7 million compared to 2004.

ProLiance Energy, a gas marketing operation jointly owned with Citizens Gas and Coke Utility and accounted for using the equity method of accounting, provided the primary earnings contribution. ProLiance contributed $17.7 million and $31.1 million for the three and twelve month periods in 2005, an increase of $12.7 million and $15.9 million, for the respective periods in 2004. The significant increase was made possible by storage and transportation opportunities resulting primarily from price volatility and market disruptions during the fourth quarter of 2005. ProLiance began operations over 10 years ago and has consistently provided low cost delivery service to our utilities and has saved Vectren’s utility customers over $85 million by managing pipeline and storage capacity through its balanced book approach to hedging activities.

Vectren Source, a wholly owned subsidiary serving residential and small commercial choice customers in Ohio, Indiana and Georgia, contributed earnings of $1.5 million for the quarter, an increase of $0.9 million and $0.9 million for the year, an increase of $1.3 million compared to 2004. Source began serving choice customers in 2002 and has grown its customer base to nearly 130,000 customers, an increase of approximately 30,000 customers as compared to 2004.

Energy Systems Group, the wholly owned performance contracting subsidiary, contributed earnings of $0.7 million for the quarter and ended the year with a loss of $0.4 million. This compares to $1.6 million and $2.8 million for the three and twelve months ended December 31, 2004. The decrease is primarily attributable to the delay in the signing of new contracts and increased overhead from an acquisition completed in 2004.

Coal Mining
The Coal Mining group mines and sells coal to the Company’s utility operations and to third parties through its wholly owned subsidiary Vectren Fuels, Inc. (Fuels). In addition, Fuels receives synfuel-related fees from synfuel producers for a portion of its coal production. The Coal Mining Group also generates IRS Code Section 29 tax credits relating to the production of coal-based synthetic fuels through its 8.3% ownership interest in Pace Carbon Synfuels, LP (Pace Carbon).

Coal Mining’s net income was $3.0 million for the quarter, an increase of $1.6 million compared to 2004 and $17.0 million for the year, an increase of $4.5 million compared to 2004.

Earnings from mining operations were $1.1 million for the quarter, an increase of $2.3 million compared to the 2004 loss. Earnings from mining operations were $5.3 million for the year, an increase of $4.9 million compared to 2004. Net income increased significantly for both periods primarily due to higher production and improved yield, and higher prices, despite rising costs for steel, explosives and fuel. Synfuel-related results were $1.9 million for the quarter, a decrease of $0.7 million and $11.7 million for the year, a decrease of $0.4 million.

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Utility Infrastructure Services
Utility Infrastructure Services provides underground construction and repair to gas, water, and telecommunications companies primarily through its investment in Reliant Services, LLC (Reliant) and Reliant’s 100% ownership of Miller Pipeline. Reliant is owned jointly with an affiliate of Cinergy Corp. and is accounted for using the equity method of accounting.

Infrastructure’s net income was $0.2 million for the quarter, a decrease of $0.3 million compared to 2004 and $0.7 million for the year, a decrease of $1.1 million compared to 2004. The decrease is primarily attributable to fewer large pipeline projects and customer requested delays in the start of awarded waste water projects.

Other Businesses
The Other Businesses Group includes a variety of operations and investments including investments in Broadband and the Haddington Energy Partnerships (Haddington).

Other Businesses net income was $2.6 million for the quarter, an increase of $2.8 million compared to 2004 and $1.2 million for the year, an increase of $5.7 million compared to 2004. Earnings associated with the Haddington investments were $4.2 million for the quarter, an increase of $4.3 million and $3.9 million for the year, an increase of $1.9 million compared to 2004. In addition, a portion of the increase relates to charges in 2004 for the write down of broadband investments, which totaled $6.0 million after tax. Increased earnings in 2005 were partially offset by a 2005 charge related to the settlement of a lawsuit and planned decreases in leveraged lease income.

Corporate and Other Discussion
Results from Corporate and Other, which consists of certain unallocated expenses, corporate contributions and contributions to the Vectren Foundation, were $(4.6) million for the quarter, an increased loss of $4.3 million compared to 2004 and $(6.5) million for the year, an increased loss of $4.9 million compared to 2004. The additional costs in 2005 relate entirely to the increased funding of the Foundation of $6.5 million, or $4.2 million after tax.

Community Partner
Vectren embraces the responsibility of community partnership as an integral component of its business and believes a leading corporate citizen requires responsible operating practices, environmental stewardship and active personal and corporate financial involvement in the communities where it lives and serves. Made possible by the Haddington gain, Vectren contributed an incremental $6.5 million to the Vectren Foundation in 2005 to sustain its giving program over the next several years.

Please SEE ATTACHED unaudited schedules for additional financial information

2006 Outlook
Vectren’s long-term earnings per share growth rate target remains at 4% to 5% on an average annualized basis, with fluctuations in any given year that may be above or below the targeted range. Vectren expects fiscal 2006 earnings to be in the range of $1.75 to $1.95 per share. The targeted range is subject to the factors discussed under “Forward Looking Statements”, including the impact of weather; high natural gas costs; regulatory initiatives, including pursuit of conservation tariffs (decoupling tariffs); and the risk of high oil prices that may reduce synfuel earnings

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Live Webcast on February 9, 2006
Vectren management will discuss fiscal year 2005 earnings results and provide an outlook for fiscal year 2006 during a conference call for analysts scheduled at 1:00 p.m. ET (12:00 CT), Thursday, February 9, 2006. You are invited to listen to the live, audio only Webcast of the conference call as well as view the accompanying slide presentation by choosing “Fiscal Year 2005 Earnings Webcast” on Vectren’s website, www.Vectren.com. Approximately two hours after the completion of the Webcast, interested parties may also view the slide presentation and listen to the Webcast replay at Vectren’s website.

About Vectren
Vectren Corporation is an energy and applied technology holding company headquartered in Evansville,
Indiana. Vectren’s energy delivery subsidiaries provide gas and/or electricity to over one million customers in adjoining service territories that cover nearly two-thirds of Indiana and west central Ohio. Vectren’s nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the midwest and southeast. These include gas marketing and related services; coal production and sales and utility infrastructure services. To learn more about Vectren, visit www.vectren.com.

Safe Harbor for Forward Looking Statements
This document contains forward-looking statements, which are based on management’s beliefs and assumptions that derive from information currently known by management. Vectren wishes to caution readers that actual results could differ materially from those contained in this document. Additional detailed information concerning a number of factors that could cause actual results to differ materially from the information that is provided to you is readily available in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 3, 2005.